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                                                                   EXHIBIT 10.2

                   SUBORDINATION AND INTERCREDITOR AGREEMENT


                  This Subordination and Intercreditor Agreement ("Agreement") is made as of this 26th day of March, 1999, among CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation ("Senior Lender"), TYLER CORPORATION, a Delaware corporation ("Subordinated Lender"), and FOREST CITY AUTO PARTS COMPANY, a Delaware corporation ("Borrower").

                              W I T N E S S E T H

                  WHEREAS, Senior Lender and Borrower have entered into a Loan and Security Agreement dated on or about the date hereof (as from time to time amended, modified, extended, renewed, or restated, the "Loan Agreement"), together with the other Financing Agreements (as defined in the Loan Agreement), whereby Senior Lender shall make available to Borrower the credit facilities (collectively, the "Senior Loan") therein set forth, which obligations under such Senior Loan are secured by certain security interests in the Collateral (as defined below), as more fully set forth in the Financing Agreements (each as from time to time amended, modified, extended, renewed or restated, collectively with the Loan Agreement, the "Senior Loan Documents");

                  WHEREAS, Borrower has issued in favor of Subordinated Lender a Senior Subordinated Secured Promissory Note in the original principal amount of Two Million Dollars ($2,000,000) (as may be amended and restated, the "Subordinated A Note"), which obligations under such Subordinated A Note (i) shall be increased to the extent of any outstanding balance under the Subordinated C Note (defined herein) on the maturity date of the Subordinated C Note and (ii) are secured by a junior security interest in the Collateral, except for Permitted First Liens (defined herein), as more fully set forth in the security agreements, mortgages and other documents executed in connection therewith (each as from time to time amended, modified, extended, renewed or restated, collectively with the Subordinated A Note, the "Subordinated A Loan Documents");

                  WHEREAS, Borrower has issued in favor of Subordinated Lender a Senior Subordinated Secured Promissory Note in the principal amount of One Million Dollars ($1,000,000) (the "Subordinated B Note"), which obligations under such Subordinated B Note are secured by a junior security interest in the Collateral, as more fully set forth in the security agreements, mortgages and other documents executed in connection therewith (each as from time to time amended, modified, extended, renewed or restated, collectively, the "Subordinated B Loan Documents");

                  WHEREAS, Borrower has issued in favor of Subordinated Lender a Senior Subordinated Secured Promissory Note in the principal amount of Three Million Eight Hundred Twenty-Five Thousand Dollars ($3,825,000) (the "Subordinated C Note"), which obligations under such Subordinated C Note shall
(i) to the extent not paid with proceeds from the Term Loan by the maturity date of such Subordinated C Note, be added to the principal balance




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outstanding under the Subordinated A Note and (ii) be secured by a junior security interest in the Collateral, as more fully set forth in the security agreements, mortgages and other documents executed in connection therewith (each as from time to time amended, modified, extended, renewed or restated, collectively, the "Subordinated C Loan Documents");

                  WHEREAS, Borrower has issued in favor of Subordinated Lender 5,500 shares of $1,000.00 par value per share preferred stock (the "Preferred Stock") and may become obligated to redeem such Preferred Stock under the terms set forth in the Amendment to Certificate of Incorporation of Borrower in effect as of the date hereof (together with all certificates, instruments and agreements evidencing the Preferred Stock, the "Preferred Stock Documents");

                  WHEREAS, as set forth in Section 19, Subordinated Lender shall benefit from the execution and delivery of the Loan Agreement and the making of the Senior Loan; and

                  WHEREAS, as a condition of the financial accommodations under the Senior Loan Documents, the parties hereto are required to enter into this Agreement to establish the priority of the repayment of Borrower's debt, and to address certain related matters; and

                  WHEREAS, Subordinated Lender and Borrower desire to enter into this Agreement in order to induce Senior Lender to enter into the Loan Agreement with Borrower and to make the Senior Loan.

                  NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       Definitions.

                  Except as otherwise provided herein, all capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement, provided that the following terms shall have the meanings set forth below:

                  "Bankruptcy Code" shall mean Title 11 of the United States Code (11 U.S.C. Section 101 et. seq.) or any replacement or supplemental federal statute dealing with the bankruptcy of debtors.

                  "Collateral" means all assets, property and property rights of any kind or nature, tangible or intangible, now or hereafter existing, in which Borrower or any Obligor owns, asserts or maintains an interest.

                  "Finally Paid" or "Final Payment", when used in connection with the Senior Indebtedness, shall mean the full and final payment in cash of all of the Senior Indebtedness and the termination of Senior Lender's obligation to make loans or other advances under the Loan Agreement.

                  "Hawkins Guaranty" shall mean that certain Limited Guaranty executed by Arthur Hawkins in favor of Senior Lender with respect to Borrower's obligations under the Term Loan.


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                  "Incipient Default" shall mean any event which with the
passage of time or the service of notice or both would mature into an Event of Default.

                  "Insolvency Proceeding" shall mean any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement or other similar relief.

                  "Junior Securities" shall mean any debt or equity securities distributed to the holders of the Subordinated Indebtedness, but only if they are subordinated to at least the same extent as the Subordinated Debt Documents to the Senior Indebtedness and any securities issued in exchange for Senior Indebtedness, and any such subordination shall include provisions relating to amortization and prepayment or, if applicable, redemption or repurchase to at least the same effect as set forth herein such that, except to the extent otherwise provided herein, all payments of principal on the Senior Indebtedness or any securities issued in exchange for the Senior Indebtedness are to be made in full prior to any payment of principal under or redemption or repurchase of such securities distributed to the holders of the Subordinated Indebtedness.

                  "Liens" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

                  "Obligor" shall mean any guarantor or obligor of any Senior Indebtedness.

                  "Permitted First Lien" shall mean any Lien held by Subordinated Lender on any of Borrower's Real Property as to which Senior Lender has agreed in writing to release its Liens on such Real Property and permit Subordinated Lender to have a first Lien on such Real Property.

                  "Required Conditions" shall mean the satisfaction of each of the following conditions: (a) no Event of Default or Incipient Default exists or would result from the making of an Allowed Payment (defined herein), (b) with respect to any Allowed Payment under clause (c) of Section 5 of this Agreement, Borrower will have Excess Availability of at least $2,000,000 after giving effect to such Allowed Payment and (c) with respect to any Allowed Payment under clause (d) of Section 5 of this Agreement, Senior Lender shall have funded that portion of the Term Loan supporting such Allowed Payment.

                  "Senior Indebtedness" means all principal, interest and other obligations at any time due and owing by Borrower or any Obligor to Senior Lender arising out of or incurred in connection with the Senior Loan Documents or other documents executed in connection with the


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Senior Loan Documents (and any indebtedness which refinances such principal, interest or other obligations) as modified, extended, renewed or restated, whether direct or contingent and whether now existing or hereafter created. In addition to the above, Senior Indebtedness shall also include, without limitation, (i) all interest and costs of enforcement or preservation and protection of Collateral which may at any time accrue with respect to the Senior Indebtedness or which would accrue but for the operation of any provision or doctrine with respect to the Bankruptcy Code and any obligations of, advances made to or claims against Borrower pursuant to or with respect to any financing or extension of credit provided to Borrower by Senior Lender pursuant to Section 363 or 364 of the Bankruptcy Code and (ii) all interest which accrues on the principal amount of the Senior Indebtedness subsequent to the commencement of a proceeding under Chapter 11 of the Bankruptcy Code, irrespective of whether or not such interest would be allowed as a claim in such proceedings.

                  "Subordinated Equity Rights" shall mean all dividends, distributions and redemption rights now or hereafter arising with respect to any of the Preferred Stock Documents.

                  "Subordinated Indebtedness" means (i) the Subordinated Equity Rights, (ii) all principal, premium, if any, interest, fees costs, enforcement expenses (including legal fees and disbursements), reimbursement obligations, indemnity obligations, dividends, distributions, redemptions and all other obligations now or hereafter existing or arising under the Subordinated A Loan Documents, Subordinated B Loan Documents and Subordinated C Loan Documents,
(iii) any principal, interest, fees or other monies which may now or hereafter be owing by any guarantor of any Subordinated Indebtedness and (iv) all present and future advances, debts, liabilities, indebtedness obligations, claims and causes of action, otherwise owing to or arising in favor of Subordinated Lender in respect of Borrower, whether evidenced by any note, or other instrument or document, whether absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrower or any Obligor (and any indebtedness which refinances such principal, interest or other obligations) as modified, extended, renewed or restated, whether direct or contingent and whether now existing or hereafter created. Subordinated Indebtedness shall include, without limitation, interest which accrues on any Subordinated Indebtedness subsequent to the commencement of a case under Chapter 11 of the Bankruptcy Code, irrespective of whether or not such interest would be allowed as a claim in such proceedings. Subordinated Indebtedness shall not include amounts owing to Subordinated Lender, if any, pursuant to Section 1.4 of that certain Purchase Agreement dated on or about the date hereof between Subordinated Lender and HalArt, L.L.C.

                  "Subordinated Loan Documents" means the Subordinated A Loan Documents, the Subordinated B Loan Documents, the Subordinated C Loan Documents and the Preferred Stock Documents.

                  "UCC" shall mean Article 9 of the Uniform Commercial Code, as in effect in the State of Illinois from time to time.


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         2.       Subordination.

                  (A) The payment and performance of the Subordinated Indebtedness is hereby subordinated to the Final Payment of the Senior Indebtedness and except for Allowed Payments (defined herein), Subordinated Lender will not ask, demand, sue for, take or receive from Borrower by setoff or in any other manner, the whole or any part of the Subordinated Indebtedness which may now or hereafter be owing by Borrower and will not take any negotiable instruments evidencing such amounts for any of the foregoing, unless and until there is a Final Payment of the Senior Indebtedness. Subordinated Lender now possesses and hereafter may acquire Liens or security interests in the Collateral and hereby agrees that except for Permitted First Liens, any Liens, security interests, claims and rights of any kind it may now possess or hereafter acquire against Borrower, any Obligor and/or the Collateral shall be subordinate and subject to the Liens, security interests, claims and rights against Borrower, any Obligor and/or the Collateral of Senior Lender arising from or out of the Senior Indebtedness, regardless of the order or time as of which any Liens attach to any of the Collateral, the order or time of UCC filing or any other filings, notices or recordings, the order or time of granting of any such Liens, or the physical possession of any of the Collateral until this Agreement is terminated in accordance with Section 26 hereof. Unless otherwise permitted by the terms of this Agreement, the Subordinated Lender shall have no right to possession of any Collateral or to foreclose upon any Collateral, whether by judicial action or otherwise, unless and until the Senior Indebtedness has been Finally Paid. The Subordinated Lender also hereby agrees that, regardless of whether any of the Senior Indebtedness is secured or unsecured, Senior Lender shall be subrogated to the Subordinated Lender with respect to the Subordinated Lender's claims against Borrower and the Subordinated Lender's Liens, if any, in any of Borrower's Collateral and the proceeds thereof until all of the Senior Indebtedness has been Finally Paid.

                  (B) Subordinated Lender shall, simultaneously with the execution and delivery of this Agreement, cause the following legend to be placed on the Subordinated A Note, the Subordinated B Note and the Subordinated C Note:

                           This Senior Subordinated Secured Promissory Note
                  (this "Note") and the indebtedness evidenced hereby are subordinated in the manner and to the extent set forth in the Subordination and Intercreditor Agreement (the "Subordination Agreement") dated as of March 26, 1999, by the payee of this
                  Note in favor of Congress Financial Corporation (Central) (together with its successors and assigns, the "Senior Lender") to all indebtedness (including interest) at any time owed by the maker of this Note to Senior Lender, and each holder of this Note, by its acceptance hereof, shall be bound by the Subordination Agreement.

                  (C) Subordinated Lender shall simultaneously with the execution and delivery of this Agreement, cause the following legend to be placed on each stock certificate evidencing the Preferred Stock:

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                      This Certificate and any entitlements afforded to it under the Certificate of Incorporation, as amended, of Forest City Auto Parts Company, is subordinated in the manner and to the extent set forth in the Subordination and Intercreditor Agreement (the "Subordination Agreement") dated as of March
                  26, 1999, by the holder of this Certificate in favor of Congress Financial Corporation (Central) (the "Senior Lender") to all indebtedness (including interest) at any time owed by the issuer of this Certificate to Senior Lender, and each holder of this Certificate, by its acceptance hereof, shall be bound by the Subordination Agreement.

         3.       (A) Warranties and Representations of Subordinated Lender.

                  Subordinated Lender represents and warrants to Senior Lender:
(A) that this Agreement has been duly executed and delivered by Subordinated Lender and constitutes a legal, valid and binding obligation of Subordinated Lender, enforceable against Subordinated Lender in accordance with its terms, except to the extent that the enforceability hereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and general principles of equity; (B) that Subordinated Lender is a corporation duly formed, validly existing and in good standing under the laws of Delaware; (C) that all necessary corporate actions have been taken by Subordinated Lender to authorize the execution and delivery by Subordinated Lender of this Agreement and the performance of its obligations hereunder; (D) that the execution, delivery, and performance by Subordinated Lender of this Agreement do not and will not conflict with or result in any default under Subordinated Lender's certificate of incorporation, bylaws or other governing instrument or any agreement or instrument of any kind to which Subordinated Lender is a party or by which Subordinated Lender or its properties are bound, except for those as to which consents have been obtained and are in full force and effect, and except where such conflict or contravention will not have a material adverse effect on the financial condition, operations, prospects, profits, business or property of Subordinated Lender; (E) Subordinated Lender is the holder and owner of all of the Subordinated Indebtedness, together with all claims and rights in connection therewith, arising therefrom or evidenced thereby; and (F) Subordinated Lender has not relied and shall not rely on any representation or information of any nature made by or received from Senior Lender relative to Borrower in deciding to execute this Agreement or to permit it to continue in effect.

                  (B) Warranties and Representations of Senior Lender.

                  Senior Lender represents and warrants to Subordinated Lender:
(A) that this Agreement has been duly executed and delivered by Senior Lender and constitutes a legal, valid and binding obligation of Senior Lender, enforceable against Senior Lender in accordance with its terms, except to the extent that the enforceability hereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and general principles of


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equity; (B) that Senior Lender is a corporation duly formed, validly existing and in good standing under the laws of Illinois; (C) that all necessary corporate actions have been taken by Senior Lender to authorize the execution and delivery by Senior Lender of this Agreement and the performance of its obligations hereunder; and (D) that the execution, delivery, and performance by Senior Lender of this Agreement do not and will not conflict with or result in any default under Senior Lender's articles of incorporation, bylaws or other governing instrument or any agreement or instrument of any kind to which Senior Lender is a party or by which Senior Lender or its properties are bound, except for those as to which consents have been obtained and are in full force and effect, and except where such conflict or contravention will not have a material adverse effect on the financial condition, operations, prospects, profits, business or property of Senior Lender.

         4. Negative Covenants. Until all of the Senior Indebtedness has been Finally Paid: (A) Borrower shall not, directly or indirectly, grant a security interest in, or mortgage, pledge, assign or transfer any properties to secure or satisfy all or any part of the Subordinated Indebtedness, except for a Lien on the Collateral which, except for Permitted First Liens, is junior to the Lien in favor of Senior Lender on such Collateral and is subject to the terms of this Subordination Agreement; (B) Subordinated Lender shall not demand or accept from Borrower or any other Person any such Collateral, except for a Lien on the Collateral which, except for Permitted First Liens, is junior to the Lien in favor of Senior Lender on such Collateral and is subject to the terms of this Subordination Agreement; (C) Subordinated Lender shall not hereafter give any subordination in respect of the Subordinated Indebtedness; (D) Subordinated Lender shall not transfer or assign any of the Subordinated Indebtedness to any Person, except upon the condition that such transferee or assignee shall have agreed in writing to be bound by the terms of this Agreement as a Subordinated Lender hereunder (whereupon Subordinated Lender shall promptly deliver a copy of such writing to Senior Lender); (E) Borrower shall not hereafter issue any instrument, security or other writing evidencing any part of the Subordinated Indebtedness and Subordinated Lender shall not receive any such writing, except upon the condition that such security shall bear the legend referred to in Section 2 above and a true copy thereof shall be furnished to Senior Lender; and (F) none of Borrower or Subordinated Lender otherwise shall take any action contrary to Senior Lender's priority position over Subordinated Lender that is created by this Agreement, except with respect to the exercise by Subordinated Lender of the rights granted to it in this Agreement as and when permitted under this Agreement.


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         5.       Payments of the Subordinated Indebtedness. Until all of the
Senior Indebtedness has been Finally Paid, Borrower shall not make and Subordinated Lender shall not accept any direct or indirect payment in cash, property, securities or anything of value, by set-off or otherwise, with respect to any Subordinated Indebtedness except to the extent permitted in this Section
5. Borrower may make, and Subordinated Lender may receive, the following payments (each, an "Allowed Payment") only so long as (i) the applicable Required Conditions are satisfied and (ii) such payment does not occur during any Standstill Period, as described in Section 6 of this Agreement:

                  (a) payments of interest made on or after, and with respect to, a scheduled interest payment date in accordance with the Subordinated A Note, Subordinated B Note and Subordinated C Note;

                  (b) payments of principal made on or after, and with respect to, a scheduled principal payment date in accordance with the Subordinated B Note;

                  (c) "Partial Redemption" payments made within thirty (30) days after the time period scheduled in accordance with (and as defined in) the Preferred Stock Documents; and

                  (d) prepayments of principal under the Subordinated C Note; provided, that any such prepayment is funded solely with proceeds from the Term Loan.

         6.       Prohibition on Payments.

                  (A) The foregoing provisions of Section 5 to the contrary notwithstanding, upon the failure of Borrower to satisfy any Required Condition applicable to any Allowed Payment(s), and upon receipt by Subordinated Lender of written notice thereof (a "Blockage Notice") from Senior Lender, no direct or indirect payment in cash, property, securities or anything of value, by set off or otherwise with respect to such Allowed Payment(s), shall be made or agreed to be made by Borrower or accepted by Subordinated Lender subsequent to the issuance of a Blockage Notice on account of any amounts due under the Subordinated Loan Documents or in respect of any redemption, retirement or acquisition of any of the Subordinated Indebtedness evidencing or due under the Subordinated Loan Documents and Borrower shall not segregate or hold in trust money for any such payment or distribution. Upon notice from Senior Lender rescinding the Blockage Notice, Subordinated Lender shall be entitled to the immediate payment in full of all suspended payments of the Subordinated Indebtedness but only to the extent permitted by Section 5 (including satisfaction of the applicable Required Conditions).

                  (B) The foregoing provisions of Section 6(A) to the contrary notwithstanding, if the Blockage Notice relates solely to an Event of Default or Incipient Default (other than an Event of Default or Incipient Default under
Section 10.1(a) of the Loan Agreement), no direct or indirect payment in cash, property, securities or anything of value, by set off or otherwise, shall be made or agreed to be made by Borrower or accepted by Subordinated Lender subsequent to the issuance of a Blockage Notice on account of any amounts due under the Subordinated Loan Documents or in respect of any redemption, retirement or acquisition of any of the Subordinated


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Indebtedness evidencing or due under the Subordinated Loan Documents and
Borrower shall not segregate or hold in trust money for any such payment or distribution unless and until the earliest of the following to occur has occurred: (i) Subordinated Lender has received a written notice from Senior Lender that such Event of Default referred to in such Blockage Notice has been cured or waived by Senior Lender (which notice Senior Lender agrees to promptly forward), or (ii) the expiration of one hundred eighty (180) days following the giving of the Blockage Notice (or, if the Blockage Notice given by Senior Lender is the result of an Incipient Default, the date such Incipient Default ceases to exist if such date is earlier than the expiration of one hundred eighty (180) days) (the period from the date the Blockage Notice is given to the earlier to occur of the applicable events described in clauses (i) and (ii) of this sentence shall be referred to as the "Standstill Period"). Upon the expiration of the Standstill Period, Subordinated Lender shall be entitled, notwithstanding anything herein to the contrary, to the immediate payment in full of all suspended payments of the Subordinated Indebtedness but only to the extent permitted by Section 5 (including satisfaction of the applicable Required Conditions) and, subject to Section 7(B), Subordinated Lender shall further be entitled to seek enforcement, collection, or realization on such suspended payments of the Subordinated Indebtedness if said suspended payments are not immediately so paid by Borrower. Senior Lender may issue a Blockage Notice not less than thirty (30) days after the expiration of any Standstill Period; provided such Blockage Notice is not with respect to any Event of Default or Incipient Default in existence on the date the immediately preceding Blockage Notice was issued.

                  (C) Should any payment or distribution or security or instrument or proceeds thereof be received by the Subordinated Lender during any Standstill Period or at any time at which such payment or distribution is prohibited by the terms of this Agreement upon or with respect to the Subordinated Indebtedness or any other obligations of Borrower to the Subordinated Lender prior to the Final Payment of all of the Senior Indebtedness, Subordinated Lender shall receive and hold the same in trust, as trustee, for the benefit of Senior Lender, and shall forthwith deliver the same to Senior Lender, in precisely the form received (except for the endorsement or assignment of the Subordinated Lender where necessary), for application on any of the Senior Indebtedness, due or not due, and, until so delivered, the same shall be held in trust by the Subordinated Lender as the property of the Senior Lender. In the event of the failure of the Subordinated Lender to make any such endorsement or assignment to Senior Lender, Senior Lender, or any of its officers or employees, is hereby irrevocably authorized to make the same.

                  (D) In the event that any failure of Borrower to make or of Subordinated Lender to receive any payment with respect to the Subordinated Indebtedness as a result of the provisions of Sections 5 and 6 shall be deemed a default under any Subordinated Loan Document, such event shall not give rise to any right of Subordinated Lender to exercise any remedies otherwise available to it in respect of the Subordinated Indebtedness unless otherwise permitted by the terms of this Agreement, any provision of any Subordinated Loan Document to the contrary notwithstanding.


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         7.  Forbearance of Legal Remedies.

         (A) The Subordinated Lender, prior to the Final Payment of the Senior Indebtedness, shall have no right to enforce any claim with respect to the Subordinated Indebtedness, or otherwise to take any action (other than to file its claim in any proceeding under the Bankruptcy Code) against Borrower or any Obligor or Borrower's or any Obligor's property without the prior written consent of Senior Lender; provided, that, in the event that the Borrower shall fail to make an Allowed Payment and such failure continues for a period of thirty (30) days after written notice thereof is given to Senior Lender by the Subordinated Lender (unless such failure is at a time when any applicable Required Condition has not been satisfied), then the Subordinated Lender may file and prosecute a lawsuit against the Borrower for payment thereof (but the Subordinated Lender shall not enforce its Liens other than in connection with an enforcement by Senior Lender and on a basis reasonably approved by Senior Lender, in advance, as not being prejudicial to the interests of Senior Lender, as senior lien holder).

         (B) The foregoing provisions of Section 7(A) to the contrary notwithstanding, Subordinated Lender may exercise any of its rights and remedies on or after the tenth day after the scheduled maturity date of the Subordinated A Note and Subordinated B Note (subject at all times to the payment subordination and lien subordination provisions set forth in this Agreement). Subordinated Lender agrees to provide Senior Lender with not less than ten (10) days prior written notice of its intent to exercise any legal remedies. In the event that Subordinated Lender has commenced to sell, foreclose upon or liquidate any of the Collateral that is subject to a Lien securing Senior Indebtedness, Subordinated Lender will permit Senior Lender to control such sale, foreclosure or liquidation if Senior Lender gives Subordinated Lender notice of its election to control such sale, foreclosure or liquidation for so long as Senior Lender continues to diligently pursue such sale, foreclosure, or liquidation in a commercially reasonable manner in accordance with Section 9-504 of the UCC.

          8. Subordinated Indebtedness Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Borrower. Upon any distribution of assets of Borrower in any dissolution, winding up, liquidation or reorganization of Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending toward liquidation of the business and assets of Borrower:

         (A) the holder of all Senior Indebtedness shall first be entitled to receive payment in full (or to have such payment duly provided for in a manner previously agreed upon or otherwise satisfactory to it) of the principal thereof, and premium and interest due thereon, and other amounts payable comprising such Senior Indebtedness, before Subordinated Lender is entitled to receive any amounts due under the Subordinated Indebtedness, except that Subordinated Lender may receive Junior Securities; and

         (B) any payment or distribution of assets of Borrower of any kind or character whether in cash, property or securities, to which Subordinated Lender would be entitled except for these provisions, shall be paid by the liquidating trustee or agent or other person making such



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payment or distribution directly to the holder of the Senior Indebtedness, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

                  Borrower shall give prompt written notice to Senior Lender and Subordinated Lender of any dissolution, winding up, liquidation or reorganization of Borrower or any assignment for the benefit of any of the creditors of Borrower tending toward liquidation of the business and assets of Borrower.

         9. Obligation of Borrower Unconditional. Nothing contained herein or in the Senior Loan Documents is intended to or shall impair, as between Borrower on one hand and Subordinated Lender on the other hand, the obligation of Borrower, which is absolute and unconditional, to pay to the holder of the Subordinated Indebtedness the amounts owing under the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of Subordinated Lender and creditors of Borrower other than Senior Lender.

         10. Subordination Rights Not Impaired by Acts or Omissions of Borrower or Holder of Senior Indebtedness. No right of any present or future holder of any Senior Indebtedness to enforce subordination as provided herein shall at any time in anyway be prejudiced or impaired by any act or failure to act on the part of Borrower, by any act or failure to act, in good faith, by any such holder, by any act or failure to act by any other holder, or by any noncompliance by Borrower with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Subordinated Lender shall not be released, nor shall any of Subordinated Lender's obligations hereunder be in anyway diminished, by any of the following: (A) the exercise or the failure to exercise by Senior Lender of any rights or remedies conferred on it or them under the Senior Loan Documents hereunder or existing at law or otherwise, or against any of the Collateral;
(B) the commencement of an action at law or the recovery of a judgment at law against Borrower or any Obligor for the performance of the Senior Indebtedness and the enforcement thereof through levy or execution or otherwise; (C) the taking or institution of any other action or proceeding against Borrower or any Obligor; or (D) any delay in taking, pursuing, or exercising any of the foregoing actions, rights, powers, or remedies (even though requested by Subordinated Lender) by Senior Lender or anyone acting for Senior Lender. Without limiting the generality of the foregoing, Senior Lender, from time to time, without notice to Subordinated Lender, may take all or any of the following actions without in any manner affecting or impairing the obligations or liability of Subordinated Lender hereunder: (i) obtain a lien or a security interest in any property to secure any of the Senior Indebtedness; (ii) obtain the primary and secondary liability of any party or parties with respect to any of the Senior Indebtedness; (iii) renew, extend, or otherwise change the time for payment of the Senior Loan or any installment thereof for any period; (iv) release or compromise any liability of any nature of any person or entity with respect to the Senior Indebtedness; (v) exchange, enforce, waive, release, and apply any of the Collateral and direct the order or manner of sale thereof as Senior Lender may in its discretion determine; (vi) enforce its rights hereunder, whether or not Senior Lender shall proceed against any other person or entity, (vii) agree to any amendment, modification, or alteration of the Senior Loan Documents and/or exercise its rights to consent to any action or non-action of Borrower which may violate the covenants and agreements contained in the Senior Loan Documents with or without consideration, on such terms and conditions as may be acceptable to it; or
(viii) exercise any of its rights conferred by the Senior Loan Documents or by law.

         11. Bankruptcy Financing. Until the Senior Indebtedness has been Finally Paid, in the event an Insolvency Proceeding shall occur and be continuing, Subordinated Lender hereby (i) expressly consents to the granting by Borrower to Senior Lender of senior liens and priorities in connection with any post-petition financing of Borrower by Senior Lender and (ii) agrees that adequate notice of such financing to Subordinated Lender shall have been provided if Subordinated Lender received notice in accordance with Section 18 hereof two (2) Business Days prior to the entry of any order approving such cash collateral usage or financing. Provided that Senior Lender does not object to the granting of a junior replacement lien in favor of Subordinated Lender, Subordinated Lender agrees not to assert any right it may have to "adequate protection" of its interest in such security in any Insolvency Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to such security, in each case without the prior written consent of Senior Lender. Subordinated Lender waives any claim or defense Subordinated Lender may now or hereafter have arising out of the election by the Senior Lender in any Insolvency Proceeding instituted under Chapter 11 of the Bankruptcy Code of any use of cash collateral, any borrowing or any grant of a security interest under Sections 363 and/or 364 of the Bankruptcy Code by Borrower, as debtor-in-possession. To the extent that Senior Lender receives payments on, or proceeds of Collateral for, the Senior Indebtedness which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then as between Senior Lender and Subordinated Lender hereunder, to the extent of such payment or proceeds received, the Senior Indebtedness, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Lender.

         12. Waivers. Borrower and Subordinated Lender each hereby waives, to the extent permitted by law, any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by Senior Lender. To the fullest extent permitted by law and except as otherwise expressly provided in this Agreement or the Senior Loan Documents, Borrower and Subordinated Lender each hereby further waives presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Indebtedness or any Subordinated Indebtedness to which Borrower and Subordinated Lender may be a party; notice of and consent to any loans made, extensions granted or other action taken in reliance thereon; and all other demands and notices of every kind in connection with this Agreement, the Senior Indebtedness or the Subordinated Indebtedness. Senior Lender shall use its best efforts to give notice to Subordinated Lender of any notice provided to Borrower of the occurrence of an Event of Default within five (5) Business Days following the provision of such notice to Borrower, provided, however, that the failure of Senior Lender to give any such notice shall not invalidate or otherwise limit the effectiveness of any act undertaken by Senior Lender or any of the terms of this Agreement or provide any rights to Subordinated Lender. Subject to the provisions of Section 15 hereof, Subordinated Lender consents to any release, renewal, extension, compromise or postponement of the time of payment of the Senior Indebtedness, to any substitution, exchange or release of Collateral therefor and to the addition or release of any Person primarily or secondarily liable thereon.

         13. Indulgences Not Waivers. Neither the failure nor any delay on the part of Senior Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

         14. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of Borrower referred to in this Agreement, Subordinated Lender shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of a trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to Subordinated Lender, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

         15. Amendment of the Subordinated Loan Documents. Subordinated Lender agrees that it will not, without the consent of Senior Lender, amend any Subordinated Loan Document, so as to modify the financial terms thereof in a manner adverse to Senior Lender (including, without limitation, increasing the amount of principal, rate of interest, dividends, fees, or prepayment premiums, if any, or expanding any other Subordinated Equity Rights), extend the maturity thereof, add or change any covenants in a manner more restrictive to Borrower, or make any other modification to any Subordinated Loan Document which may adversely affect Senior Lender. Notwithstanding the foregoing, Subordinated Lender shall be permitted to amend and restate the Subordinated A Note for the sole purpose of increasing the principal amount thereof by an amount equal to the amount outstanding under the Subordinated C Note on the maturity date of such Subordinated C Note.

         16. Inconsistent or Conflicting Provisions. In the event any provision of any of the Senior Loan Documents or the Subordinated Loan Documents is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall govern and prevail.

         17. Default. Subject to applicable notice and/or grace periods, if any representation or warranty of Borrower or Subordinated Lender in any instrument evidencing, securing or relating to the Senior Indebtedness proves to have been materially false when made, or, in the event of a breach by Borrower or Subordinated Lender in the performance of any of the material terms of this Agreement or any instrument or agreement evidencing, securing or relating to the Senior Indebtedness, all of the Senior Indebtedness shall, at the option of Senior Lender, become immediately due and payable without presentment, demand, protest, or notices of any kind, notwithstanding any time or credit otherwise allowed. At any time Subordinated Lender fails to comply with any material term of this Agreement that is applicable to Subordinated Lender, Senior Lender may demand specific performance of this Agreement whether or not Borrower has complied with this Agreement, and may exercise any other remedy available at law or equity.

         18. Notices. Any notice, consent or other communication provided for in this Agreement shall be in writing and shall be delivered personally (effective upon delivery), via facsimile (effective upon confirmation of transmission), via overnight courier (effective the next Business Day after dispatch if instructed to deliver on next Business Day) or via United States mail (effective five (5) days after mailing, certified or registered mail, return receipt requested, postage prepaid, first class) to each party at its address(es) and/or facsimile number(s) set forth below its signature, or to such other address as either party shall specify to the other in writing from time to time.

     If to Senior Lender:      Congress Financial Corporation (Central)
                               150 South Wacker Drive, Suite 2200
                               Chicago, Illinois 60606
                               Attention: George Kalesnik
                               Facsimile: (312) 332-0424


     If to Subordinated Lender:         Tyler Corporation
                                        2800 Mockingbird Lane
                                        Dallas, Texas 75235
                                        Attention: Theodore Bathurst
                                        Facsimile: (214) 902-0211

     If to Borrower:                    Forest City Auto Parts Company
                                        6180 Cochran Road
                                        Solon, Ohio 44139
                                        Attention: Alan Gauthier
                                        Facsimile:(440) 542-1625

         Any addressee may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

         19. Benefit. Subordinated Lender represents and warrants that the making of the Senior Loan under the Senior Loan Documents will benefit Subordinated Lender; and Subordinated Lender acknowledges that Senior Lender would not make the Senior Loan but for the execution of this Agreement. Therefore, Subordinated Lender has received good, sufficient and adequate consideration for the making of this Agreement.

         20. Entire Agreement. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by Senior Lender and Subordinated Lender; provided, however, any such change, waiver or amendment shall be binding upon Borrower only upon its written consent thereto.

         21. Additional Documentation. Borrower and Subordinated Lender, as applicable, shall execute and deliver to Senior Lender such further instruments and shall take such further actions as Senior Lender may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

         22. Expenses. Borrower agrees to pay Senior Lender on demand all expenses of every kind, including reasonable attorney's fees, that Senior Lender may reasonably incur in enforcing any of its rights against Borrower under this Agreement. As among Senior Lender and Subordinated Lender, the non-prevailing party shall pay to the prevailing party all expenses incurred by the prevailing party in enforcing its rights against the non-prevailing party under this Agreement.

         23. Successors and Assigns. This Agreement shall inure to the benefit of Senior Lender and Subordinated Lender, their respective successors and assigns, and shall be binding upon the parties hereto and their respective successors and assigns, including, without limitation, any subsequent holders of the Subordinated Indebtedness. So long as any transferee or assignee of any of Senior Lender and/or Subordinated Lender shall agree to be bound as an original party to this Agreement in the capacity of the party from which such transferree or assignee receives its rights hereunder, any of Senior Lender and/or Subordinated Lender, without notice of any kind, may sell, assign or transfer the Senior Indebtedness and/or the Subordinated Indebtedness, respectively, and in such event each and every respective immediate and successive assignee or transferee thereof may be given the right by Senior Lender and Subordinated Lender to enforce this Agreement in full against the other parties hereto, by suit or otherwise, for its own benefit. Each of Senior Lender and Subordinated Lender agrees, for the benefit of any such assignee or transferee, that its respective obligations hereunder shall not be subject to any reduction, abatement defense, set-off, counterclaim or recoupment for any reason whatsoever.

         24. Covenant Not to Challenge. This Agreement has been negotiated by the parties with the expectation and in reliance upon the assumption that the instruments and documents evidencing the Senior Indebtedness are valid and enforceable. In determining whether to enter into this Agreement, Subordinated Lender has assumed such validity and enforceability, and has agreed to the provisions contained herein, without relying upon any reservation of a right to challenge or call into question such validity or enforceability. Except as otherwise permitted by the UCC, as between Senior Lender and Subordinated Lender, Subordinated Lender hereby covenants and agrees, to the extent permitted by law, that it shall not initiate in any proceeding a challenge to the validity or enforceability of the documents and instruments evidencing the Senior Indebtedness, nor shall Subordinated Lender instigate other parties to raise any such challenges, nor shall Subordinated Lender participate in or otherwise assert any such challenges which are raised by other parties.

         25. Subrogation. Subject to the foregoing provisions hereof, provided that the Senior Indebtedness has been Finally Paid, Subordinated Lender shall be ratably subrogated, to the extent of such Senior Indebtedness so paid, to the rights of the holder of such Senior Indebtedness to receive payments or distributions or assets of Borrower that secure such Senior Indebtedness until all amounts owing on the Subordinated Indebtedness shall be paid in full. For the purpose of such subrogation, no payments or distributions to the holder of the Senior Indebtedness by or on behalf of Borrower or by or on behalf of Subordinated Lender by virtue of the provisions hereof which otherwise would have been made to Subordinated Lender shall, as between Borrower, a creditor of Borrower (other than Subordinated Lender and Senior Lender) and Subordinated Lender, be deemed to be payment by Borrower to or on account of the Senior Indebtedness, it being understood that the provisions of this Agreement are, and are intended solely, for the purpose of defining the relative rights of Subordinated Lender and Senior Lender. In the event that Subordinated Lender turns over to Senior Lender any payment or contributions received by it in accordance with this Agreement, Subordinated Lender shall, for purposes of determining whether a default under the Subordinated Loan Documents has occurred, be deemed never to have received such payment or distribution. In the event that Borrower fails to make any payment on account of the Subordinated Indebtedness by reason of any provision contained herein, such failure shall, notwithstanding such provision contained herein, constitute a default with respect to the Subordinated Loan Documents if and to the extent such failure would otherwise constitute such a default in accordance with the terms of the Subordinated Loan Documents.

         26. Termination of Subordination, Turn Over of Collateral, Lien Release by Junior Creditors.

                  (A) The subordination provided herein in respect of the Senior Indebtedness shall continue and shall be irrevocable until the date all of the Senior Indebtedness has been Finally Paid by Borrower or otherwise discharged and released by Senior Lender. Upon or subsequent to the termination of such subordination, Senior Lender shall, upon Subordinated Lender's request, turn over to Subordinated Lender any of the Collateral then in Senior Lender's possession, to the extent that Subordinated Lender holds any Lien on or security interest in such Collateral. In determining whether Subordinated Lender hold(s) any Lien on or security interest in any the Collateral in Senior Lender's possession, Senior Lender shall be entitled to rely upon the certification of any officer of Subordinated Lender confirming the existence of a Lien in favor of Subordinated Lender and Borrower hereby releases Senior Lender from any liability or obligation arising as the result of Senior Lender's reliance upon such certification and compliance with the terms of this Section requiring delivery of such property to Subordinated Lender.

                  (B) In the event Borrower desires to sell any of the Collateral in an arm's length transaction and Senior Lender consents to such sale or Senior Lender releases its Lien in connection with any sale or disposition of the Collateral occurring in connection with any enforcement of Senior Lender's rights, Subordinated Lender shall be deemed to have consented to such sale and shall execute such releases with respect to the Collateral to be sold as Senior Lender requests, so long as the net cash proceeds of such sale are applied in accordance with the terms of the Loan Agreement, the Preferred Stock Documents and this Agreement, as applicable. Subordinated Lender hereby waives any rights Subordinated Lender has or may have in the future to require Senior Lender to marshal its Collateral and agrees that Senior Lender may proceed against its Collateral in any order that it deems appropriate in the exercise of its absolute discretion. Subordinated Lender hereby irrevocably appoints Senior Lender its true and lawful attorney, with full power of substitution, in the name of Subordinated Lender or in the name of Senior Lender, for the use and benefit of Senior Lender, without further or additional notice to Subordinated Lender or any of its representatives, successors or assigns, to execute such releases with respect to the Collateral to be sold as Senior Lender requests.

         27. Enforcement of Certain Rights. To enable Senior Lender to enforce its rights and protect its interests under this Agreement, Subordinated Lender:

                  (A) agrees to take any and all actions necessary to preserve any claim it may at any time have against Borrower with respect to the Subordinated Indebtedness and to refrain from taking any action that might prejudice any such claim, including, without limitation, the compromise thereof, the release of any collateral therefor or the forgiveness or the reduction of amounts owing with respect thereto;

                  (B) irrevocably authorizes and empowers Senior Lender and irrevocably appoints Senior Lender its attorney in fact to take the following actions, in Senior Lender's name or the name of the Subordinated Lender or otherwise at any time after an Insolvency Proceeding:

                           (i) file and present claims and proofs of claims
with respect to the Subordinated Indebtedness that the Subordinated Lender has not filed by the date that is forty-five days prior to the applicable filing deadline;

                           (ii) vote the Subordinated Indebtedness;

                           (iii) demand, sue for, collect, receive and give
acquittance for any and all payments and other distributions with respect to the Subordinated Indebtedness in whatever form paid or issued, to be applied to payment or prepayment of the Senior Indebtedness if (a) Senior Lender has filed the related claim or proof of claim pursuant to clause (i) above or (b)

Senior Lender has requested that the Subordinated Lender take such action and, at any time on or after the thirtieth (30th) day following such request, Senior Lender determines that the Subordinated Lender has not taken and is not diligently pursuing such action;

                           (iv) if any payment or distribution received by
Senior Lender pursuant to this Agreement is in property other than cash, sell all or any part of such property in any commercially reasonable way as Senior Lender, in its discretion, decides to sell; and

                           (v) take any and all other actions that Senior
Lender determines is advisable to minimize the likelihood that the Senior Indebtedness will not be paid in full if (a) such action is related to any claim or proof of claim with respect to the Senior Indebtedness that was filed by Senior Lender pursuant to clause (i) above or (b) Senior Lender has requested that the Subordinated Lender take such action pursuant to clause
(iii) above and, at any time on or after the thirtieth (30th) day following such request, Senior Lender determines that the Subordinated Lender has not taken and is not diligently pursuing such action;

                  (C) agrees to take any and all of the following actions, as Senior Lender may request at any time after an Insolvency Event:

                           (i) collect and receive any and all payments and
distributions payable or deliverable with respect to the Subordinated Indebtedness, all for the benefit of Senior Lender during such time as any of the Senior Indebtedness remain unpaid;

                           (ii) file appropriate claims and proofs of claim
with respect to the Subordinated Indebtedness; and

                           (iii) execute and deliver to Senior Lender all
powers of attorney, assignments and other instruments or documents, including notes and stock certificates (properly assigned or endorsed) that Senior Lender may request to enforce any and all claims Senior Lender is permitted to file or enforce under this Section 27 and to receive and collect any and all payments and distributions with respect to the Subordinated Indebtedness.

         28. Reinstatement. The obligations of Subordinated Lender to Senior Lender under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness is rescinded or must otherwise be restored or returned by Senior Lender by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payment had not been made.

         29. Term Loan Security. On or about the maturity date of the Subordinated C Note, Senior Lender will grant Permitted First Liens to Subordinated Lender with respect to each parcel of Real Property that Senior Lender does not lend against in connection with the Term Loan. In addition, Senior Lender agrees to execute an amendment to the Hawkins Guaranty to reduce the obligations of Arthur Hawkins thereunder to reflect, on a pro rata basis, any reduction in the Term Loan funded by Senior Lender.

         30. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. BORROWER AND SUBORDINATED LENDER HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER OR SUBORDINATED LENDER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN COOK COUNTY, ILLINOIS CIRCUIT COURT OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, OR, IF SENIOR LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH SENIOR LENDER SHOULD INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. EACH OF BORROWER AND SUBORDINATED LENDER HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY SENIOR LENDER AND HEREBY WAIVES ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED UPON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM AS SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY SENIOR LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY SENIOR LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH OF BORROWER AND SUBORDINATED LENDER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK SUCH JUDGMENT OR ACTION.

         31. Jury Trial. SENIOR LENDER, SUBORDINATED LENDER AND BORROWER WAIVE TRIAL BY JURY IN ANY DISPUTE ARISING FROM, UNDER OR IN CONNECTION WITH THIS AGREEMENT, EACH ACKNOWLEDGING AND AGREEING THAT ANY CONTROVERSY THAT MAY ARISE HEREUNDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, WOULD BE BETTER PRESENTED TO AND RESOLVED BY A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         32. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provisions hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         33. Counterparts. This Agreement may be executed in any number of separate counterparts, all of which when taken together, shall constitute one and the same instrument, notwithstanding the fact that all parties did not sign the same counterpart.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       SENIOR LENDER:

                                       CONGRESS FINANCIAL CORPORATION (CENTRAL)

                                       By: /s/ RICHARD A. DICKARO
                                          ------------------------------------
                                       Name:   Richard A. Dickaro
                                            ----------------------------------
                                       Title:  SUP
                                             ---------------------------------

                                       SUBORDINATED LENDER:

                                       TYLER CORPORATION


                                       By: /s/ C.A. RUNDELL, JR.
                                          ------------------------------------
                                       Name:   C.A. Rundell, Jr.
                                            ----------------------------------
                                       Title:  Director
                                              --------------------------------

                                       BORROWER:

                                       FOREST CITY AUTO PARTS COMPANY


                                        By:  /s/ ALAN E. GAUTHIER
                                            ---------------------------------
                                        Name:    Alan E. Gauthier
                                              --------------------------------
                                        Title:   CFO
                                               -------------------------------




                  [SIGNATURE PAGE TO SUBORDINATION AGREEMENT]
                                      S-1